Exhibit 10.18

LONE PINE RESOURCES INC. 2011 STOCK INCENTIVE PLAN

FORM OF
STOCK OPTION AGREEMENT FOR CANADIAN GRANTEES

AGREEMENT made as of                               , between LONE PINE RESOURCES INC., a Delaware corporation (the “Company”), and                                          (“Employee”).

To carry out the purposes of the LONE PINE RESOURCES INC. 2011 STOCK INCENTIVE PLAN (the “Plan”), by affording Employee the opportunity to purchase shares of the common stock of the Company, par value $.01 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

1.                                       Grant of Option.  The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of            newly-issued shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement.  Employee agrees that this Option shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.  In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.  Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.  This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2.                                       Purchase Price.  The purchase price of Stock purchased pursuant to the exercise of this Option shall be $           per share, which has been determined to be not less than the Fair Market Value of the Stock at the date of grant of this Option. For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

3.                                       Exercise of Option.  Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than the aggregate number of shares offered by this Option determined in accordance with the following schedule:

•                  this Option shall vest and thereupon become exercisable with respect to        shares on               ;

•                  this Option shall vest and thereupon become exercisable with respect to        shares on               ;

•                  this Option shall vest and thereupon become exercisable with respect to        shares on               ; and

•                  this Option shall vest and thereupon become exercisable with respect to        shares on               .

This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable or have any further force or effect upon termination of Employee’s employment with the Company, except that:

(a)                                  Disability.  If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised in full (without regard to the vesting schedule set forth above) by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination.

(b)                                 Death.  If Employee dies while in the employ of the Company, Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) may exercise this Option in full (without regard to the vesting schedule set forth above) at any time during the period of one year following the date of Employee’s death.

(c)                                  Retirement.  If an Employee retires from the Company (within the meaning of the Company’s standard corporate policies), this Option may be exercised in full (without regard to the vesting schedule set forth above) by such Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of such Employee) at any time during the period of one year following such retirement.

(d)                                 Other Termination.  If Employee’s employment with the Company terminates for any reason other than as described in (a), (b) or (c) above, unless such employment is terminated for cause, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee’s employment so terminates.  If Employee’s employment with the Company is terminated for cause, then this Option (including the vested and nonvested portions thereof) will terminate and cease to be exercisable upon the date of such termination.  As used in this paragraph, the term “cause” shall mean Employee (i) has been convicted of a misdemeanor involving moral turpitude or of a felony, (ii) has engaged in gross negligence or willful misconduct in the performance of the duties of Employee’s employment, (iii) has willfully disregarded any written corporate policies established by the Company or any of its Affiliates, or (iv) has materially breached any material provision of any written agreement between Employee and the Company or any of its Affiliates.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof.  The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Employee for such minimum period of time as may be established from time to time by the Committee and further provided that such shares were not acquired by Employee pursuant to the exercise of another Option granted by the Company), (c) if the Stock is readily tradable on a national securities market, through a “cashless-broker” exercise in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing.  No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.  Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

4.                                       Withholding of Tax.  To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in employment income, compensation income or wages to Employee for federal, state, provincial or local tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to ensure it can comply with its withholding obligations under applicable tax laws or regulations.  Employee may elect with respect to this Option to authorize the Company to withhold shares of Stock otherwise issuable on the exercise of the Option (valued at their Fair Market Value on the date of exercise of the Option) to satisfy any tax required to be withheld upon exercise of this Option.  An election pursuant to the preceding sentence shall be referred to herein as a “Stock Withholding Election.”  All Stock Withholding Elections shall be made by written notice to the Company’s Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time).  If Employee is not a Section 16 Person (as hereinafter defined), Employee may revoke such election by delivering to the Company’s Corporate Secretary (or such other designated officer or employee) written notice of such revocation prior to the date such election is implemented through actual withholding of shares of Stock (the “Withholding Date”).  If Employee is a Section 16 Person, the Stock Withholding Election must:

(a)                                  be irrevocable and made six months prior to the Withholding Date; or

(b)                                 (i) be approved by the Committee either before or after such election is made, (ii) be made, and the Withholding Date occur, during a period beginning on the third business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date, and (iii) be made more than six months after the date of the grant of this Option to Employee.

If Employee fails to pay the required amount to the Company or fails to make a Stock Withholding Election, the Company is authorized to withhold from any cash remuneration (or, if Employee is not a Section 16 Person, Stock remuneration, including withholding any shares of Stock distributable to Employee upon exercise of this Option) then or thereafter payable to Employee an amount equal to any tax required to be withheld by reason of the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option.  For purposes of this Agreement, the term “Section 16 Person” means an officer, director or affiliate of the Company or a former officer, director or affiliate of the Company who is subject to Section 16 of the Exchange Act.

5.                                       Status of Stock.  The Company intends to register for issuance under the United States Securities Act of 1933, as amended (the “Act”) the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable.  In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available.  The Company intends to use its reasonable efforts to ensure that no such delay will occur.  In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable U.S. or Canadian federal, state, or provincial securities laws.  Employee also agrees that (i) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee, in its sole discretion, deems appropriate in order to comply with the terms and provisions of this Agreement and applicable securities laws and stock exchange rules, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

6.                                       Employment Relationship.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option.  Without limiting the scope of the preceding sentence, it is expressly provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Employee.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

7.                                       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

8.                                       Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof; provided, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment or severance agreement between the Company (or an Affiliate) and Employee in effect on the date a determination is made under this Agreement.  Without limiting the scope of the preceding sentence, except as therein provided, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  Any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

9.                                       Clawback.  Notwithstanding any provisions in this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of shares of Stock purchased under this Option shall be subject to a clawback to the extent necessary to comply with applicable law including, without limitation, the requirements of the United States Dodd-Frank Wall Street Reform and Consumer Protection Act or any United States Securities and Exchange Commission rule.

10.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

LONE PINE RESOURCES INC.

By:
[name]
[title]

By:
[Employee Name]
SIN: